Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 13, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of LivePerson, Inc., which are incorporated by reference in the Registration Statement on Form S-4 (No. 333-296284).

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, P.C.

New York, New York

September 4, 2026